Exhibit 3.1

The Companies Act 2006

Private Company Limited by Shares

ARTICLES OF ASSOCIATION

of

arris international Limited

PART 1

INTERPRETATION AND LIMITATION OF LIABILITY

1.	Defined terms and interpretation

1.1	In the articles, unless the context requires otherwise:

“address” has the meaning given in section 1148 of the Companies Act 2006;

“articles” means the company’s articles of association;

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;

“call” has the meaning given in article 33;

“call notice” has the meaning given in article 33;

“chairman” has the meaning given in article 13;

“chairman of the meeting” has the meaning given in article 59;

“clear days” in relation to a notice, excludes the day the notice is deemed under the articles to be given and the day on which the specified period expires;

“Companies Acts” means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the company;

“company’s lien” has the meaning given in article 31;

“director” means a director of the company, and includes any person occupying the position of director, by whatever name called;

“distribution recipient” has the meaning given in article 50;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“electronic form” has the meaning given in section 1168 of the Companies Act 2006;

“electronic means” has the meaning given in section 1168 of the Companies Act 2006;

“eligible director” has the meaning given in article 9;

“fully paid” in relation to a share means that the nominal value and any premium to be paid to the company in respect of that share have been paid to the company;

“hard copy form” has the meaning given in section 1168 of the Companies Act 2006;

“holder” in relation to shares means the person whose name is entered in the register of members as the holder of the shares;

“instrument” means a document in hard copy form;

“lien enforcement notice” has the meaning given in article 32;

“ordinary resolution” has the meaning given in section 282 of the Companies Act 2006;

“paid” means paid or credited as paid;

“participate” in relation to a directors’ meeting, has the meaning given in article 11;

“proxy notice” has the meaning given in article 65;

“relevant officer” means any person who is or was at any time a director, secretary or other officer (except an auditor) of the company or of any undertaking in the same group as the company;

“shares” means shares in the company;

“special resolution” has the meaning given in section 283 of the Companies Act 2006;

“subsidiary” has the meaning given in section 1159 of the Companies Act 2006;

“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a member or otherwise by operation of law; and

“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

1.2	The relevant model articles (within the meaning of section 20 of the Companies Act 2006) are excluded.

1.3	Unless the context otherwise requires, other words or expressions contained in the articles bear the same meaning as in the Companies Act 2006 as in force on the date when the articles become binding on the company.

1.4	Except where the contrary is stated or the context otherwise requires, any reference in the articles to a statute or statutory provision includes any order, regulation, instrument or other subordinate legislation made under it for the time being in force, and any reference to a statute, statutory provision, order, regulation, instrument or other subordinate legislation includes any amendment, extension, consolidation, re-enactment or replacement of it for the time being in force.

1.5	Words importing the singular number only include the plural and vice versa. Words importing the masculine gender include the feminine and neuter gender. Words importing persons include corporations.

2.	Liability of members

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

PART 2
DIRECTORS

DIRECTORS’ POWERS AND RESPONSIBILITIES

3.	Directors’ general authority

Subject to the articles, the directors are responsible for the management of the company’s business, for which purpose they may exercise all the powers of the company.

4.	Power to change the company’s name

The directors may from time to time change the name of the company to any name considered by the directors to be advantageous, expedient or otherwise desirable.

5.	Members’ reserve power

5.1	The members may, by special resolution, direct the directors to take, or refrain from taking, specified action.

5.2	No such special resolution invalidates anything which the directors have done before the passing of the resolution.

6.	Directors may delegate

6.1	Subject to the articles, the directors may delegate any of the powers which are conferred on them under the articles:

6.1.1	to such person or committee;

6.1.2	by such means (including by power of attorney);

6.1.3	to such an extent;

6.1.4	in relation to such matters or territories; and

6.1.5	on such terms and conditions

as they think fit. The power to delegate shall be effective in relation to the powers, authorities and discretions of the directors generally and shall not be limited by the fact that in certain of the articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the directors or by a committee authorised by the directors.

6.2	If the directors so specify, any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

6.3	The directors may revoke any delegation in whole or part, or alter its terms and conditions.

7.	Committees

7.1	Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors.

7.2	A member of a committee need not be a director.

7.3	The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them.

DECISION-MAKING BY DIRECTORS

8.	Directors to take decisions collectively

8.1	The general rule about decision-making by directors is that any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with article 9.

8.2	If:

8.2.1	the company only has one director, and

8.2.2	no provision of the articles requires it to have more than one director,

the general rule does not apply, and the director may take decisions without regard to any of the provisions of the articles relating to directors’ decision-making.

9.	Unanimous decisions

9.1	A decision of the directors is taken in accordance with this article when all eligible directors indicate to each other by any means that they share a common view on a matter.

9.2	Such a decision may take the form of a resolution in writing signed by each eligible director (whether or not each signs the same document) or to which each eligible director has otherwise indicated agreement in writing.

9.3	References in the articles to “eligible directors” are to directors who would have been entitled to vote on the matter had it been proposed as a resolution at a directors’ meeting (but excluding any director whose vote is not to be counted in respect of that particular matter).

9.4	A decision may not be taken in accordance with this article if the eligible directors would not have formed a quorum at such a meeting.

10.	Calling a directors’ meeting

10.1	Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the company secretary (if any) to give such notice.

10.2	Notice of any directors’ meeting must indicate:

10.2.1	its proposed date and time;

10.2.2	where it is to take place; and

10.2.3	if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

10.3	Notice of a directors’ meeting need not be in writing and must be given to each director provided that, if a director is absent (whether habitually or temporarily) from the United Kingdom, the company has an address for sending or receiving documents or information by electronic means to or from that director outside the United Kingdom.

10.4	Notice of a directors’ meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the company not more than seven days after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

11.	Participation in directors’ meetings

11.1	Subject to the articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when

11.1.1	the meeting has been called and takes place in accordance with the articles, and

11.1.2	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

11.2	In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other.

11.3	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

12.	Quorum for directors’ meetings

12.1	At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

12.2	The quorum for directors’ meetings may be fixed from time to time by a decision of the directors and unless otherwise fixed it is two provided that:

12.2.1	if and so long as there is only one director the quorum shall be one; and

12.2.2	for the purposes of any meeting held pursuant to article 16 to authorise a director’s conflict, if there is only one director besides the director concerned and directors with a similar interest, the quorum shall be one.

12.3	If the total number of directors for the time being is less than the quorum required, the directors must not take any decision other than a decision

12.3.1	to appoint further directors, or

12.3.2	to call a general meeting so as to enable the members to appoint further directors.

13.	Chairing of directors’ meetings

13.1	The directors may appoint a director to chair their meetings.

13.2	The person so appointed for the time being is known as the chairman.

13.3	The directors may terminate the chairman’s appointment at any time.

13.4	If no director has been appointed chairman, or the chairman is unwilling to chair the meeting or is not participating in a directors’ meeting within ten minutes of the time at which it was to start, the participating directors must appoint one of themselves to chair it.

14.	Casting vote

14.1	If the numbers of votes for and against a proposal are equal, the chairman or other director chairing the meeting has a casting vote.

14.2	But this does not apply if, in accordance with the articles, the chairman or other director is not to be counted as participating in the decision-making process for quorum or voting purposes.

15.	Directors’ interests

Except to the extent that article 16 applies or the terms of any authority given under that article otherwise provide, and without prejudice to such disclosure as is required under the Companies Act 2006, a director may be a party to, or otherwise interested in, any transaction or arrangement with the company and shall be entitled to participate in the decision-making process for quorum and voting purposes on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty that conflicts or may conflict with the interests of the company.

16.	Directors’ conflicts of interest

16.1	Subject to the provisions of the Companies Act 2006 and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director may, notwithstanding his office or that, without the authorisation conferred by this article 16.1, he would or might be in breach of his duty under the Companies Act 2006 to avoid conflicts of interest, be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any undertaking in the same group as the company, or promoted by the company or by any undertaking in the same group as the company, or in which the company or any undertaking in the same group as the company is otherwise interested.

16.2	No director shall:

16.2.1	by reason of his office, be accountable to the company for any benefit which he derives from any office or employment, or from any transaction or arrangement, or from any interest in any undertaking, that is authorised under article 16.1 (and no such benefit shall constitute a breach of the duty under the Companies Act 2006 not to accept benefits from third parties, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit);

16.2.2	be in breach of his duties as a director by reason only of his excluding himself from the receipt of information, or from participation in decision-making or discussion (whether at meetings of the directors or otherwise), that will or may relate to any office, employment, transaction, arrangement or interest that is authorised under article 16.1; or

16.2.3	be required to disclose to the company, or use in relation to the company’s affairs, any confidential information obtained by him in connection with any office, employment, transaction, arrangement or interest that is authorised under article 16.1 if his doing so would result in a breach of a duty or an obligation of confidence owed by him in that connection.

16.3	A general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

16.4	The directors may, if the quorum and voting requirements set out below are satisfied, authorise any matter that would otherwise involve a director breaching his duty under the Companies Act 2006 to avoid conflicts of interest, and any director (including the director concerned) may propose that the director concerned be authorised in relation to any matter the subject of such a conflict provided that:

16.4.1	such proposal and any authority given by the directors shall be effected in the same way that any other matter may be proposed to and resolved upon by the directors under the provisions of the articles, except that the director concerned and any other director with a similar interest:

(a)	shall not be counted for quorum purposes as participating in the decision-making process while the conflict is under consideration;

(b)	may, if the other directors so decide, be excluded from participating in the decision-making process while the conflict is under consideration; and

(c)	shall not vote on any resolution authorising the conflict except that, if any such director does vote, the resolution will still be valid if it would have been agreed to if his votes had not been counted; and

16.4.2	where the directors give authority in relation to such a conflict:

(a)	they may (whether at the time of giving the authority or at any time or times subsequently) impose such terms upon the director concerned and any other director with a similar interest as they may determine, including, without limitation, the exclusion of that director and any other director with a similar interest from the receipt of information, or participation in any decision-making or discussion (whether at meetings of the directors or otherwise) related to the conflict;

(b)	the director concerned and any other director with a similar interest will be obliged to conduct himself in accordance with any terms imposed from time to time by the directors in relation to the conflict but will not be in breach of his duties as a director by reason of his doing so;

(c)	the authority may provide that, where the director concerned and any other director with a similar interest obtains information that is confidential to a third party, the director will not be obliged to disclose that information to the company, or to use the information in relation to the company’s affairs, where to do so would amount to a breach of that confidence;

(d)	the authority may also provide that the director concerned or any other director with a similar interest shall not be accountable to the company for any benefit that he receives as a result of the conflict;

(e)	the receipt by the director concerned or any other director with a similar interest of any remuneration or benefit as a result of the conflict shall not constitute a breach of the duty under the Companies Act 2006 not to accept benefits from third parties;

(f)	the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and

(g)	the directors may withdraw such authority at any time.

16.5	Subject to article 16.6, if a question arises at a meeting of directors or of a committee of directors as to the right of a director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the chairman, whose ruling in relation to any director other than the chairman is to be final and conclusive.

16.6	If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the chairman is not to be counted as participating in the meeting (or that part of the meeting) for voting or quorum purposes.

17.	Records of decisions to be kept

The directors must ensure that the company keeps a record, in hard copy form, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors.

18.	Directors’ discretion to make further rules

Subject to the articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

APPOINTMENT OF DIRECTORS

19.	Methods of appointing and removing directors

19.1	Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director:

19.1.1	by ordinary resolution, or

19.1.2	by a decision of the directors.

19.2	If the company has no directors and, by virtue of death or bankruptcy, no member is capable of acting, the transmittee of the last member to have died or to have had a bankruptcy order made against him has the right, by notice in writing, to appoint a person to be a director.

19.3	For the purposes of article 19.2, where two or more members die in circumstances rendering it uncertain who was the last to die, a younger member is deemed to have survived an older member.

19.4	Any member or members holding a majority in nominal amount of the issued ordinary share capital that confers the right to attend and vote at general meetings may at any time appoint any person to be a director, whether as an additional director or to fill a vacancy, and may remove from office any director howsoever appointed and any alternate director. Any such appointment or removal shall be effected by notice in writing to the company by the relevant member or members. Any such appointment or removal shall take effect when it is delivered to the registered office of the company or, if it is produced at a meeting of the directors, when it is so produced or, if sent by electronic means to an address generally used by the company, when it is sent (and article 70.2 shall not apply to it). Any such removal shall be without prejudice to any claim that a director may have under any contract between him and the company.

20.	Termination of director’s appointment

20.1	A person ceases to be a director as soon as:

20.1.1	that person ceases to be a director by virtue of any provision of the Companies Act 2006 or is prohibited from being a director by law;

20.1.2	a bankruptcy order is made against that person;

20.1.3	a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

20.1.4	he becomes, in the opinion of all his co-directors, physically or mentally incapable of discharging his duties as a director;

20.1.5	notification is received by the company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms; or

20.1.6	he is otherwise duly removed from office.

21.	Directors’ remuneration

21.1	Directors may undertake any services for the company that the directors decide.

21.2	Directors are entitled to such remuneration as the directors determine:

21.2.1	for their services to the company as directors, and

21.2.2	for any other service which they undertake for the company.

21.3	Subject to the articles, a director’s remuneration may:

21.3.1	take any form, and

21.3.2	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

21.4	Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

22.	Directors’ expenses

The company may pay any reasonable expenses which the directors (and any alternate directors or company secretary) properly incur in connection with their attendance at:

22.1.1	meetings of directors or committees of directors,

22.1.2	general meetings, or

22.1.3	separate meetings of the holders of any class of shares or of debentures of the company,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the company.

ALTERNATE DIRECTORS

23.	Appointment and removal of alternate directors

23.1	Any director may appoint as an alternate any other director, or any other person, to:

23.1.1	exercise that director’s powers; and

23.1.2	carry out that director’s responsibilities,

in relation to the taking of decisions by the directors, in the absence of the alternate’s appointor.

23.2	Any appointment or removal of an alternate must identify the proposed alternate and be effected by notice in writing to the company signed by his appointor, or in any other manner approved by the directors.

24.	Rights and responsibilities of alternate directors

24.1	An alternate director may act as alternate director to more than one director and has the same rights in relation to any decision of the directors as the alternate’s appointor.

24.2	Except as the articles specify otherwise, alternate directors:

24.2.1	are deemed for all purposes to be directors;

24.2.2	are liable for their own acts and omissions;

24.2.3	are subject to the same restrictions as their appointors; and

24.2.4	are not deemed to be agents of or for their appointors

and, in particular (without limitation), each alternate director shall be entitled to receive notice of all meetings of directors and of all meetings of committees of directors of which his appointor is a member.

24.3	A person who is an alternate director but not a director:

24.3.1	may be counted as participating for the purposes of determining whether a quorum is present (but only if that person’s appointor is not participating);

24.3.2	may participate in a unanimous decision of the directors (but only if his appointor is an eligible director in relation to that decision, but does not participate); and

24.3.3	shall not be counted as more than one director for the purposes of articles 24.3.1 and 24.3.2.

24.4	A director who is also an alternate director is entitled, in the absence of his appointor, to a separate vote on behalf of his appointor, in addition to his own vote on any decision of the directors (provided that his appointor is an eligible director in relation to that decision), but shall not count as more than one director for the purposes of determining whether a quorum is present.

24.5	An alternate director is not entitled to receive any remuneration from the company for serving as an alternate director except such part of the alternate’s appointor’s remuneration as the appointor may direct by notice in writing made to the company.

25.	Termination of alternate directorship

An alternate director’s appointment as an alternate terminates:

25.1.1	when the alternate’s appointor revokes the appointment by notice to the company in writing specifying when it is to terminate;

25.1.2	on the occurrence, in relation to the alternate, of any event which, if it occurred in relation to the alternate’s appointor, would result in the termination of the appointor’s appointment as a director;

25.1.3	on the death of the alternate’s appointor;

25.1.4	when the alternate’s appointor’s appointment as a director terminates; or

25.1.5	when the alternate is removed in accordance with the articles.

PART 3
SHARES AND DISTRIBUTIONS

SHARES

26.	Powers to issue different classes of share

26.1	Subject to the articles, but without prejudice to the rights attached to any existing share, the company may issue shares with such rights or restrictions as may be determined by ordinary resolution.

26.2	The company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

27.	Payment of commissions on subscription for shares

27.1	The company may pay any person a commission in consideration for that person:

27.1.1	subscribing, or agreeing to subscribe, for shares; or

27.1.2	procuring, or agreeing to procure, subscription for shares.

27.2	Any such commission may be paid:

27.2.1	in cash, or in fully paid or partly paid shares or other securities, or partly in one way and partly in the other; and

27.2.2	in respect of a conditional or an absolute subscription.

28.	Company not bound by less than absolute interests

Except as required by law, no person is to be recognised by the company as holding any share upon any trust, and except as otherwise required by law or the articles, the company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

29.	Exclusion of statutory pre-emption provisions

Sections 561 and 562 of the Companies Act 2006 shall not apply to an allotment of equity securities made by the company.

30.	Fractional entitlements

30.1	Where there has been a consolidation or division of shares and, as a result, members are entitled to fractions of shares, the directors may:

30.1.1	sell the shares representing the fractions to any person including the company for the best price reasonably obtainable;

30.1.2	authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

30.1.3	distribute the net proceeds of sale in due proportion among the holders of the shares.

30.2	Where any holder’s entitlement to a portion of the proceeds of sale under article 30.1 amounts to less than a minimum figure determined by the directors, that member’s portion may be retained for the benefit of the company.

30.3	The person to whom the shares are transferred pursuant to article 30.1 is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions. The transferee’s title to the shares is not affected by any irregularity in or invalidity of the process leading to their sale.

LIEN AND FORFEITURE

31.	Company’s lien over shares

31.1	The company has a lien (the “company’s lien”) over every share, whether or not fully paid, which is registered in the name of any person indebted or under any liability to the company, whether he is the sole registered holder of the share or one of several joint holders, for all monies payable by him (either alone or jointly with any other person) to the company, whether payable immediately or at some time in the future.

31.2	The company’s lien over a share:

31.2.1	takes priority over any third party’s interest in that share; and

31.2.2	extends to any dividend or other money payable by the company in respect of that share and (if the lien is enforced and the share is sold by the company) the proceeds of sale of that share.

31.3	The directors may at any time decide that a share which is or would otherwise be subject to the company’s lien shall not be subject to it, either wholly or in part.

32.	Enforcement of the company’s lien

32.1	Subject to the provisions of this article, if:

32.1.1	a lien enforcement notice has been given in respect of a share; and

32.1.2	the person to whom the notice was given has failed to comply with it,

the company may sell that share in such manner as the directors decide.

32.2	A lien enforcement notice:

32.2.1	may only be given in respect of a share which is subject to the company’s lien, in respect of which a sum is payable and the due date for payment of that sum has passed;

32.2.2	must specify the share concerned;

32.2.3	must require payment of the sum within 14 clear days of the notice;

32.2.4	must be addressed either to the holder of the share or to a transmittee of that holder; and

32.2.5	must state the company’s intention to sell the share if the notice is not complied with.

32.3	Where shares are sold under this article:

32.3.1	the directors may authorise any person to execute an instrument of transfer of the shares to the purchaser or to a person nominated by the purchaser; and

32.3.2	the transferee is not bound to see to the application of the consideration, and the transferee’s title is not affected by any irregularity in or invalidity of the process leading to the sale.

32.4	The net proceeds of any such sale (after payment of the costs of sale and any other costs of enforcing the lien) must be applied:

32.4.1	first, in payment of so much of the sum for which the lien exists as was payable at the date of the lien enforcement notice; and

32.4.2	second, to the person entitled to the shares at the date of the sale, but only after the certificate for the shares sold has been surrendered to the company for cancellation, or an indemnity in a form reasonably satisfactory to the directors has been given for any lost certificates, and subject to a lien equivalent to the company’s lien over the shares before the sale for any money payable (whether immediately or at some time in the future) after the date of the lien enforcement notice.

32.5	A statutory declaration by a director or the company secretary (if any) that the declarant is a director or the company secretary and that a share has been sold to satisfy the company’s lien on a specified date:

32.5.1	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share; and

32.5.2	subject to compliance with any other formalities of transfer required by the articles or by law, constitutes a good title to the share.

33.	Call notices

33.1	Subject to the articles and the terms on which shares are allotted, the directors may send a notice (a “call notice”) to a member requiring the member to pay the company a specified sum of money (a “call”) which is payable in respect of his shares at the date when the directors decide to send the call notice.

33.2	A call notice:

33.2.1	may not require a member to pay a call which exceeds the total sum unpaid on the shares (whether as to nominal value or any amount payable to the company by way of premium);

33.2.2	must state when and how any call to which it relates is to be paid; and

33.2.3	may permit or require the call to be made in instalments.

33.3	A member must comply with the requirements of a call notice, but no member is obliged to pay any call before 14 clear days have passed since the notice was sent.

33.4	Before the company has received any call due under a call notice the directors may:

33.4.1	revoke it wholly or in part; or

33.4.2	specify a later time for payment than is specified in the notice,

by a further notice in writing to the member in respect of whose shares the call is made.

34.	Liability to pay calls

34.1	Liability to pay a call is not extinguished or transferred by transferring the shares in respect of which it is required to be paid.

34.2	Joint holders of a share are jointly and severally liable to pay all calls in respect of that share.

34.3	Subject to the terms on which shares are allotted, the directors may, when issuing shares, provide that call notices sent to the holders of those shares may require them:

34.3.1	to pay calls which are not the same; or

34.3.2	to pay calls at different times.

35.	When call notice need not be issued

35.1	A call notice need not be issued in respect of sums which are specified, in the terms on which a share is issued, as being payable to the company in respect of that share:

35.1.1	on allotment;

35.1.2	on the occurrence of a particular event; or

35.1.3	on a date fixed by or in accordance with the terms of issue.

35.2	But if the due date for payment of such a sum has passed and it has not been paid, the holder of the share concerned is treated in all respects as having failed to comply with a call notice in respect of that sum, and is liable to the same consequences as regards the payment of interest and forfeiture.

36.	Failure to comply with call notice: automatic consequences

36.1	If a person is liable to pay a call and fails to do so by the call payment date:

36.1.1	the directors may issue a notice of intended forfeiture to that person; and

36.1.2	until the call is paid, that person must pay the company interest on the call from the call payment date at the relevant rate.

36.2	For the purposes of this article:

36.2.1	the “call payment date” is the time when the call notice states that a call is payable, unless the directors give a notice specifying a later date, in which case it is that later date; and

36.2.2	the “relevant rate” is

(a)	the rate fixed by the terms on which the share in respect of which the call is due was allotted;

(b)	such other rate as was fixed in the call notice which required payment of the call, or has otherwise been determined by the directors; or

(c)	if no rate is fixed in either of these ways, 5 per cent per annum.

36.3	The relevant rate must not exceed by more than 5 percentage points the base lending rate most recently set by the Monetary Policy Committee of the Bank of England in connection with its responsibilities under Part 2 of the Bank of England Act 1998.

36.4	The directors may waive any obligation to pay interest on a call wholly or in part.

37.	Notice of intended forfeiture

A notice of intended forfeiture:

37.1.1	may be sent in respect of any share in respect of which a call has not been paid as required by a call notice;

37.1.2	must be sent to the holder of that share (or all the joint holders of that share) or to a transmittee of that holder;

37.1.3	must require payment of the call and any accrued interest and all expenses that may have been incurred by the company by reason of such non-payment by a date which is not less than 14 clear days after the date of the notice;

37.1.4	must state how the payment is to be made; and

37.1.5	must state that, if the notice is not complied with, the shares in respect of which the call is payable will be liable to be forfeited.

38.	Directors’ power to forfeit shares

If a notice of intended forfeiture is not complied with before the date by which payment of the call is required in the notice of intended forfeiture, the directors may decide that any share in respect of which it was given is forfeited, and the forfeiture is to include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.

39.	Effect of forfeiture

39.1	Subject to the articles, the forfeiture of a share extinguishes:

39.1.1	all interests in that share, and all claims and demands against the company in respect of it; and

39.1.2	all other rights and liabilities incidental to the share as between the person whose share it was prior to the forfeiture and the company.

39.2	Any share which is forfeited in accordance with the articles:

39.2.1	is deemed to have been forfeited when the directors decide that it is forfeited;

39.2.2	is deemed to be the property of the company; and

39.2.3	may be sold, re-allotted or otherwise disposed of as the directors think fit.

39.3	If a person’s shares have been forfeited:

39.3.1	the company must send that person notice that forfeiture has occurred and record it in the register of members;

39.3.2	that person ceases to be a member in respect of those shares;

39.3.3	that person must surrender the certificate for the shares forfeited to the company for cancellation;

39.3.4	that person remains liable to the company for all sums payable by that person under the articles at the date of forfeiture in respect of those shares, including any interest (whether accrued before or after the date of forfeiture); and

39.3.5	the directors may waive payment of such sums wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

39.4	At any time before the company disposes of a forfeited share, the directors may decide to cancel the forfeiture on payment of all calls, interest and expenses due in respect of it and on such other terms as they think fit.

40.	Procedure following forfeiture

40.1	If a forfeited share is to be disposed of by being transferred, the company may receive the consideration for the transfer and the directors may authorise any person to execute the instrument of transfer.

40.2	A statutory declaration by a director or the company secretary that the declarant is a director or the company secretary and that a share has been forfeited on a specified date:

40.2.1	is conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share; and

40.2.2	subject to compliance with any other formalities of transfer required by the articles or by law, constitutes a good title to the share.

40.3	A person to whom a forfeited share is transferred is not bound to see to the application of the consideration (if any) nor is that person’s title to the share affected by any irregularity in or invalidity of the process leading to the forfeiture or transfer of the share.

40.4	If the company sells a forfeited share, the person who held it prior to its forfeiture is entitled to receive from the company the proceeds of such sale, net of any commission, and excluding any amount which:

40.4.1	was, or would have become, payable; and

40.4.2	had not, when that share was forfeited, been paid by that person in respect of that share,

but no interest is payable to such a person in respect of such proceeds and the company is not required to account for any money earned on them.

41.	Surrender of shares

41.1	A member may surrender any share:

41.1.1	in respect of which the directors may issue a notice of intended forfeiture;

41.1.2	which the directors may forfeit; or

41.1.3	which has been forfeited.

41.2	The directors may accept the surrender of any such share.

41.3	The effect of surrender on a share is the same as the effect of forfeiture on that share.

41.4	A share which has been surrendered may be dealt with in the same way as a share which has been forfeited.

42.	Share certificates

42.1	The company must issue each member, free of charge, with one or more certificates in respect of the shares which that member holds.

42.2	Every certificate must specify:

42.2.1	in respect of how many shares, of what class, it is issued;

42.2.2	the nominal value of those shares;

42.2.3	the amount paid up on them; and

42.2.4	any distinguishing numbers assigned to them.

42.3	No certificate may be issued in respect of shares of more than one class.

42.4	If more than one person holds a share, only one certificate may be issued in respect of it.

42.5	Certificates must:

42.5.1	have affixed to them the company’s common seal; or

42.5.2	be otherwise executed in accordance with the Companies Acts.

42.6	The directors may determine, either generally or in relation to any particular case, that any signature on any certificate need not be autographic but may be applied by some mechanical or other means, or printed on the certificate, or that certificates need not be signed.

43.	Replacement share certificates

43.1	If a certificate issued in respect of a member’s shares is:

43.1.1	damaged or defaced, or

43.1.2	said to be lost, stolen or destroyed,

that member is entitled to be issued with a replacement certificate in respect of the same shares.

43.2	A member exercising the right to be issued with such a replacement certificate:

43.2.1	may at the same time exercise the right to be issued with a single certificate or separate certificates;

43.2.2	must return the certificate which is to be replaced to the company if it is damaged or defaced; and

43.2.3	must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

44.	Share transfers

44.1	Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor and, if the shares are not fully paid, the transferee.

44.2	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

44.3	The company may retain any instrument of transfer which is registered.

44.4	The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

44.5	The directors, in their absolute discretion, may refuse to register the transfer of a share, whether or not it is fully paid, and if they do so, they shall within two months after the date on which the transfer was lodged send the transferee the notice of refusal together with their reasons for refusal and, unless they suspect that the proposed transfer may be fraudulent, the instrument of transfer.

45.	Transmission of shares

45.1	If title to a share passes to a transmittee, the company may only recognise the transmittee as having any title to that share.

45.2	A transmittee who produces such evidence of entitlement to shares as the directors may properly require:

45.2.1	may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person, and

45.2.2	subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder had.

45.3	But transmittees do not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which they are entitled, by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those shares.

46.	Exercise of transmittees’ rights

46.1	Transmittees who wish to become the holders of shares to which they have become entitled must notify the company in writing of that wish.

46.2	If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

46.3	Any transfer made or executed under this article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

47.	Transmittees bound by prior notices

If a notice is given to a member in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the member before the transmittee’s name has been entered in the register of members.

DIVIDENDS AND OTHER DISTRIBUTIONS

48.	Procedure for declaring dividends

48.1	The company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

48.2	A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

48.3	No dividend may be declared or paid unless it is in accordance with members’ respective rights.

48.4	Unless the members’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each member’s holding of shares on the date of the resolution or decision to declare or pay it.

48.5	If the company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

48.6	The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

48.7	If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

49.	Calculation of dividends

49.1	Except as otherwise provided by the articles or the rights attached to shares, all dividends must be:

49.1.1	declared and paid according to the amounts paid up on the shares on which the dividend is paid; and

49.1.2	apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

49.2	If any share is issued on terms providing that it ranks for dividend as from a particular date, that share ranks for dividend accordingly.

49.3	For the purposes of calculating dividends, no account is to be taken of any amount which has been paid up on a share in advance of the due date for payment of that amount.

50.	Payment of dividends and other distributions

50.1	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

50.1.1	transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

50.1.2	sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

50.1.3	sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or

50.1.4	any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide.

50.2	Dividends may be declared or paid in any currency and the directors may agree with any distribution recipient that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the company or any other person to bear the costs involved.

50.3	In the articles, “the distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable:

50.3.1	the holder of the share; or

50.3.2	if the share has two or more joint holders, whichever of them is named first in the register of members; or

50.3.3	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

51.	Deductions from distributions in respect of sums owed to the company

51.1	If:

51.1.1	a share is subject to the company’s lien; and

51.1.2	the directors are entitled to issue a lien enforcement notice in respect of it,

they may, instead of issuing a lien enforcement notice, deduct from any dividend or other sum payable in respect of the share any sum of money which is payable to the company in respect of that share to the extent that they are entitled to require payment under a lien enforcement notice.

51.2	Money so deducted must be used to pay any of the sums payable in respect of that share.

51.3	The company must notify the distribution recipient in writing of:

51.3.1	the fact and amount of any such deduction;

51.3.2	any non-payment of a dividend or other sum payable in respect of a share resulting from any such deduction; and

51.3.3	how the money deducted has been applied.

52.	No interest on distributions

The company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

52.1.1	the terms on which the share was issued, or

52.1.2	the provisions of another agreement between the holder of that share and the company.

53.	Unclaimed distributions

53.1	All dividends or other sums which are:

53.1.1	payable in respect of shares, and

53.1.2	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the company until claimed.

53.2	The payment of any such dividend or other sum into a separate account does not make the company a trustee in respect of it.

53.3	If:

53.3.1	12 years have passed from the date on which a dividend or other sum became due for payment, and

53.3.2	the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the company.

54.	Non-cash distributions

54.1	Subject to the terms of issue of the share in question, the company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

54.2	For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

54.2.1	fixing the value of any assets;

54.2.2	paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

54.2.3	vesting any assets in trustees.

55.	Waiver of distributions

Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the company notice in writing to that effect, but if:

55.1.1	the share has more than one holder, or

55.1.2	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

CAPITALISATION OF PROFITS

56.	Authority to capitalise and appropriation of capitalised sums

56.1	Subject to the articles, the directors may, if they are so authorised by an ordinary resolution:

56.1.1	decide to capitalise any profits of the company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the company’s share premium account or capital redemption reserve; and

56.1.2	appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

56.2	Capitalised sums must be applied:

56.2.1	on behalf of the persons entitled, and

56.2.2	in the same proportions as a dividend would have been distributed to them.

56.3	Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

56.4	A capitalised sum which was appropriated from profits available for distribution may be applied:

56.4.1	in or towards paying up any amounts unpaid on existing shares held by the persons entitled; or

56.4.2	in paying up new debentures of the company which are then allotted credited as fully paid to the persons entitled or as they may direct.

56.5	Subject to the articles the directors may:

56.5.1	apply capitalised sums in accordance with articles 56.3 and 56.4 partly in one way and partly in another:

56.5.2	make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article (including the issuing of fractional certificates or the making of cash payments); and

56.5.3	authorise any person to enter into an agreement with the company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article.

PART 4
DECISION-MAKING BY MEMBERS

ORGANISATION OF GENERAL MEETINGS

57.	Attendance and speaking at general meetings

57.1	A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

57.2	A person is able to exercise the right to vote at a general meeting when:

57.2.1	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting, and

57.2.2	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

57.3	The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

57.4	In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other.

57.5	Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

58.	Quorum for general meetings

No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

59.	Chairing general meetings

59.1	If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

59.2	If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

59.2.1	the directors present, or

59.2.2	(if no directors are present), the meeting,

must appoint a director or member to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

59.3	The person chairing a meeting in accordance with this article is referred to as “the chairman of the meeting”.

60.	Attendance and speaking by directors and non-members

60.1	Directors may attend and speak at general meetings, whether or not they are members.

60.2	The chairman of the meeting may permit other persons who are not:

60.2.1	members, or

60.2.2	otherwise entitled to exercise the rights of members in relation to general meetings,

to attend and speak at a general meeting.

61.	Adjournment

61.1	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, if the meeting was convened by the members, the meeting shall be dissolved and, in any other case, the chairman of the meeting must adjourn it. If at the adjourned meeting the persons attending within half an hour of the time at which the meeting was due to start do not constitute a quorum, the members present shall constitute a quorum.

61.2	The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

61.2.1	the meeting consents to an adjournment, or

61.2.2	it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

61.3	The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

61.4	When adjourning a general meeting, the chairman of the meeting must:

61.4.1	either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors, and

61.4.2	have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

61.5	If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the company must give at least seven clear days’ notice of it:

61.5.1	to the same persons to whom notice of the company’s general meetings is required to be given, and

61.5.2	containing the same information which such notice is required to contain.

61.6	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

VOTING AT GENERAL MEETINGS

62.	Voting: general

A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the articles.

63.	Errors and disputes

63.1	No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

63.2	Any such objection must be referred to the chairman of the meeting, whose decision is final.

64.	Poll votes

64.1	A poll on a resolution may be demanded:

64.1.1	in advance of the general meeting where it is to be put to the vote, or

64.1.2	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

64.2	A poll on a resolution may be demanded by the chairman of the meeting, the directors or by any qualifying person (as defined in section 318 of the Companies Act 2006) present and entitled to vote on the resolution.

64.3	A demand for a poll may be withdrawn if:

64.3.1	the poll has not yet been taken, and

64.3.2	the chairman of the meeting consents to the withdrawal.

A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

64.4	Polls must be taken immediately and in such manner as the chairman of the meeting directs.

65.	Content of proxy notices

65.1	Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which:

65.1.1	states the name and address of the member appointing the proxy;

65.1.2	identifies the person appointed to be that member’s proxy and the general meeting in relation to which that person is appointed;

65.1.3	is signed by or on behalf of the member appointing the proxy, or is authenticated in such manner as the directors may determine; and

65.1.4	is delivered to the company in accordance with the articles not less than 48 hours before the time appointed for holding the general meeting in relation to which the proxy is appointed and in accordance with any instructions contained in the notice of the general meeting to which they relate (but notwithstanding this an appointment of a proxy may be accepted by the directors at any time prior to the meeting at which the person named in the appointment proposes to vote (or, where a poll is demanded at the meeting, but not taken forthwith, at any time prior to the taking of the poll)).

65.2	The company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

65.3	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions, but the company shall not be obliged to ascertain that any proxy has complied with those or any other instructions given by the appointor and no decision on any resolution shall be vitiated by reason only that any proxy has not done so.

65.4	On a vote on a resolution on a show of hands at a meeting, every proxy present who has been duly appointed by one or more members entitled to vote on the resolution has one vote, except that if the proxy has been duly appointed by more than one member entitled to vote on the resolution and:

65.4.1	has been instructed by one or more of those members to vote for the resolution and by one or more other of those members to vote against it, or

65.4.2	has been instructed to vote the same way (either for or against) on the resolution by all of those members except those who have given the proxy discretion as to how to vote on the resolution the proxy is entitled to one vote for and one vote against the resolution.

65.5	Unless a proxy notice indicates otherwise, it must be treated as:

65.5.1	allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting, and

65.5.2	appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

66.	Delivery of proxy notices

66.1	A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the company by or on behalf of that person.

66.2	An appointment under a proxy notice may be revoked by delivering to the company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given.

66.3	A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates.

66.4	If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

67.	Amendments to resolutions

67.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if:

67.1.1	notice of the proposed amendment is given to the company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), and

67.1.2	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

67.2	A special resolution to be proposed at a general meeting may be amended by ordinary resolution if:

67.2.1	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

67.2.2	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

67.3	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

68.	No voting of shares on which money owed to company

68.1	No voting rights attached to a share may be exercised at any general meeting, at any adjournment of it, or on any poll called at or in relation to it, or in relation to any written resolution of the company unless all amounts payable to the company in respect of that share have been paid.

APPLICATION OF RULES TO CLASS MEETINGS

69.	Class meetings

69.1	The provisions of the articles relating to general meetings apply, with any necessary modifications, to meetings of the holders of any class of shares.

PART 5
ADMINISTRATIVE ARRANGEMENTS

70.	Means of communication to be used

70.1	Subject to the articles, anything sent or supplied by or to the company under the articles may be sent or supplied in any way in which the Companies Act 2006 provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the company.

70.2	Except insofar as the Companies Acts require otherwise, the company shall not be obliged to accept any notice, document or other information sent or supplied to the company in electronic form unless it satisfies such stipulations, conditions or restrictions (including, without limitation, for the purpose of authentication) as the directors think fit, and the company shall be entitled to require any such notice, document or information to be sent or supplied in hard copy form instead.

70.3	In the case of joint holders of a share, except insofar as the articles otherwise provide, all notices, documents or other information shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and shall be deemed to have been given to all the joint holders. For all purposes, including the execution of any appointment of proxy, resolution in writing, notice or other document (including anything sent or supplied in electronic form) executed or approved pursuant to any provision of the articles, execution by any one of such joint holders shall be deemed to be and shall be accepted as execution by all the joint holders.

70.4	In the case of a member that is a corporation, for all purposes, including the execution of any appointment of proxy, resolution in writing, notice or other document (including anything sent or supplied in electronic form) executed or approved pursuant to any provision of the articles, execution by any director or the secretary of that corporation or any other person who appears to any officer of the company (acting reasonably and in good faith) to have been duly authorised to execute shall be deemed to be and shall be accepted as execution by that corporation.

70.5	A member whose registered address is not within the United Kingdom and who notifies the company of an address within the United Kingdom at which notices, documents or other information may be served on or delivered to him shall be entitled to have such things served on or delivered to him at that address (in the manner referred to above), but otherwise no such member shall be entitled to receive any notice, document or other information from the company. If the address is that member’s address for sending or receiving documents or information by electronic means the directors may at any time without prior notice (and whether or not the company has previously sent or supplied any documents or information in electronic form to that address) refuse to send or supply any documents or information to that address.

70.6	Subject to the articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

70.7	A director may agree with the company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours.

71.	When information deemed to have been received by the company

71.1	Any document or information sent or supplied by the company shall be deemed to have been received by the intended recipient:

71.1.1	where the document or information is properly addressed and sent by first class post or other delivery service to an address in the United Kingdom, on the day (whether or not it is a working day) following the day (whether or not it is a working day) on which it was put in the post or given to the delivery agent and, in proving that it was duly sent, it shall be sufficient to prove that the document or information was properly addressed, prepaid and put in the post or duly given to the delivery agent;

71.1.2	where (without prejudice to article 70.5) the document or information is properly addressed and sent by post or other delivery service to an address outside the United Kingdom, five working days after it was put in the post or given to the delivery agent and, in proving that it was duly sent, it shall be sufficient to prove that the document or information was properly addressed, prepaid and put in the post or duly given to the delivery agent;

71.1.3	where the document or information is not sent by post or other delivery service but delivered personally or left at the intended recipient’s address, on the day (whether or not a working day) and time that it was sent;

71.1.4	where the document or information is properly addressed and sent or supplied by electronic means, on the day (whether or not a working day) and time that it was sent and proof that it was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that it was sent;

71.1.5	where the document or information is sent or supplied by means of a website, when the material was first made available on the website or (if later) when the intended recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

72.	Company seals

72.1	Any common seal may only be used by the authority of the directors.

72.2	The directors may decide by what means and in what form any common seal is to be used.

72.3	Unless otherwise decided by the directors, if the company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

72.4	For the purposes of this article, an authorised person is:

72.4.1	any director of the company;

72.4.2	the company secretary (if any); or

72.4.3	any person authorised by the directors for the purpose of signing documents to which the common seal is applied.

73.	No right to inspect accounts and other records

Except as provided by law or authorised by the directors or an ordinary resolution of the company, no person is entitled to inspect any of the company’s accounting or other records or documents merely by virtue of being a member.

74.	Provision for employees on cessation of business

The directors may decide to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

75.	Secretary

Subject to the Companies Act 2006, the directors may appoint a company secretary (or two or more persons as joint secretary) for such term, at such remuneration and upon such conditions as the directors may think fit; and any company secretary (or joint secretary) so appointed may be removed by the directors. The directors may also from time to time appoint on such terms as they think fit, and remove, one or more assistant or deputy secretaries.

DIRECTORS’ INDEMNITY AND INSURANCE

76.	Indemnity

76.1	Subject to article 76.2 (but without prejudice to any indemnity to which a relevant officer is otherwise entitled):

76.1.1	a relevant officer may be indemnified out of the company’s assets to whatever extent the directors may determine against:

(a)	any liability incurred by that officer in connection with any negligence, default, breach of duty or breach of trust in relation to the company or any undertaking in the same group as the company;

(b)	any liability incurred by that officer in connection with the activities of the company, or any undertaking in the same group as the company, in its capacity as a trustee of an occupational pension scheme (as defined in section 235(6) of the Companies Act 2006);

(c)	any other liability incurred by that officer as an officer of the company or of any undertaking in the same group as the company; and

76.1.2	the company may, to whatever extent the directors may determine, provide funds to meet expenditure incurred or to be incurred by a relevant officer in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or any undertaking in the same group as the company, or any investigation, or action proposed to be taken, by a regulatory authority in that connection, or for the purposes of an application for relief, or in order to enable the relevant officer to avoid incurring such expenditure.

76.2	This article does not authorise any indemnity that would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

77.	Insurance

77.1	The directors may decide to purchase and maintain insurance, at the expense of the company, for the benefit of any relevant officer in respect of any relevant loss.

77.2	In this article, a “relevant loss” means any loss or liability which has been or may be incurred by a relevant officer in connection with that officer’s duties or powers in relation to the company, any undertaking in the same group as the company or any pension fund or employees’ share scheme of the company or of any undertaking in the same group as the company.

SCHEME OF ARRANGEMENT

78.	Scheme of Arrangement

78.1	In this article, references to the Scheme are to the Scheme of Arrangement under Part 26 of the Companies Act 2006 between the company and the holders of Scheme Shares (as defined in the Scheme) dated December 19, 2018 in its original form or with or subject to any modification, addition or condition approved or imposed by the Court (as defined in the Scheme) and mutually acceptable to the company and CommScope Holding Company, Inc. (the Buyer), each acting reasonably and in good faith, and save as defined in this article, expressions defined in the Scheme shall have the same meanings in this article.

78.2	Notwithstanding either any other provision of these articles or the terms of any resolution whether ordinary or special passed by the company in general meeting, if the company issues any shares (other than to the Buyer or its nominee(s)) on or after the Voting Record Time (as defined in the Scheme) but at or before the Scheme Record Time (as defined in the Scheme), such shares shall be issued subject to the terms of the Scheme (and shall be Scheme Shares for the purposes of the Scheme) and the original or any subsequent holder or holders of such shares shall be bound by the Scheme accordingly.

78.3	Notwithstanding any other provision of these articles, if any shares are issued to any person (other than to the Buyer or its nominee(s)) (the New Member) after the Scheme Record Time (the Disposal Shares), such Disposal Shares shall be issued on the terms that the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) will, provided the Scheme has become (or becomes) effective in accordance with its terms, be obliged, upon the Scheme becoming effective or, if later, upon the issue of the Disposal Shares, to transfer immediately all of its Disposal Shares free of all encumbrances to the Buyer (or as the Buyer may otherwise direct in writing to the company) who shall be obliged to acquire all of the Disposal Shares in consideration of and conditional on the payment by or on behalf of the Buyer to the New Member of an amount in cash for each Disposal Share equal to the consideration that the New Member would have been entitled to had each Disposal Share been a Scheme Share.

78.4	On any reorganisation of, or material alteration to, the share capital of the company (including, without limitation, any subdivision and/or consolidation) carried out after the Effective Time (as defined in the Scheme), the value of the consideration per Disposal Share to be paid under article 78.3 above shall be adjusted by the directors of the company in such manner as the auditors of the company or an independent investment bank selected by the company may determine to ensure (as nearly as may be) parity of treatment with that provided for by article 78.3 above. References in this article to shares shall, following such adjustment, be construed accordingly.

78.5	To give effect to any transfer required by this article, the company may appoint any person as attorney and/or agent for the New Member to execute and deliver as transferor a form of transfer or instructions of transfer on behalf of the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) in favour of the Buyer (or its nominee) and do all such other things and execute and deliver all such documents as may in the opinion of the attorney or agent be necessary or desirable to vest the Disposal Shares in the Buyer (or its nominee) and pending such vesting to exercise all such rights attaching to the Disposal Shares as the Buyer may direct. If an attorney or agent is so appointed, the New Member shall not thereafter (except to the extent that the attorney fails to act in accordance with the directions of the Buyer) be entitled to exercise any rights attaching to the Disposal Shares unless so agreed in writing by the Buyer. The company may give good receipt for the purchase price of the Disposal Shares and may register the Buyer as holder of the Disposal Shares and issue to it certificate(s) for the same. The attorney or agent shall be empowered to execute and deliver as transferor a form of transfer or instructions of transfer on behalf of the New Member (or any subsequent holder). The company shall not be obliged to issue a certificate to the New Member for any Disposal Shares. Unless otherwise set forth in the Scheme, the Buyer shall settle the consideration due to the New Member pursuant to article 78.3 above by sending a cheque drawn on a US clearing bank (or shall procure that such a cheque is sent) in favour of the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) for the purchase price of such Disposal Shares, as described in article 78.3 above (and adjusted pursuant to article 78.4 above, as applicable), as soon as practicable and in any event no later than 14 days after the date on which the Disposal Shares are issued to the New Member.

78.6	If the Scheme shall not have become effective by the date referred to in clause 6.2 of the Scheme (or such later date, if any, as the Buyer and the company may agree and the Court may approve (if such approval is required)), this article shall be of no effect.

78.7	Notwithstanding any other provision of these articles, both the company and the directors may refuse to register the transfer of any Scheme Shares effected between the Scheme Record Time and the effective date of the Scheme other than to the Buyer and/or its nominees pursuant to the Scheme.

Company no. 09551763

The Companies Act 2006

Private Company Limited by Shares

ARTICLES OF ASSOCIATION

of

arris international Limited

CONTENTS

	INTERPRETATION AND LIMITATION OF LIABILITY	1
1.	Defined terms and interpretation	1
2.	Liability of members	2
	PART 2 DIRECTORS	3
	DIRECTORS’ POWERS AND RESPONSIBILITIES	3
3.	Directors’ general authority	3
4.	Power to change the company’s name	3
5.	Members’ reserve power	3
6.	Directors may delegate	3
7.	Committees	3
	DECISION-MAKING BY DIRECTORS	4
8.	Directors to take decisions collectively	4
9.	Unanimous decisions	4
10.	Calling a directors’ meeting	4
11.	Participation in directors’ meetings	5
12.	Quorum for directors’ meetings	5
13.	Chairing of directors’ meetings	5
14.	Casting vote	5
15.	Directors’ interests	6
16.	Directors’ conflicts of interest	6
17.	Records of decisions to be kept	8
18.	Directors’ discretion to make further rules	8
	APPOINTMENT OF DIRECTORS	8
19.	Methods of appointing and removing directors	8
20.	Termination of director’s appointment	8
21.	Directors’ remuneration	9
22.	Directors’ expenses	9
	ALTERNATE DIRECTORS	9
23.	Appointment and removal of alternate directors	9
24.	Rights and responsibilities of alternate directors	10
25.	Termination of alternate directorship	10
	PART 3 SHARES AND DISTRIBUTIONS SHARES	11
26.	Powers to issue different classes of share	11
27.	Payment of commissions on subscription for shares	11
28.	Company not bound by less than absolute interests	11
29.	Exclusion of statutory pre-emption provisions	11
30.	Fractional entitlements	11
	LIEN AND FORFEITURE	12
31.	Company’s lien over shares	12
32.	Enforcement of the company’s lien	12
33.	Call notices	13
34.	Liability to pay calls	14
35.	When call notice need not be issued	14

36.	Failure to comply with call notice: automatic consequences	14
37.	Notice of intended forfeiture	15
38.	Directors’ power to forfeit shares	15
39.	Effect of forfeiture	15
40.	Procedure following forfeiture	16
41.	Surrender of shares	16
42.	Share certificates	17
43.	Replacement share certificates	17
44.	Share transfers	17
45.	Transmission of shares	18
46.	Exercise of transmittees’ rights	18
47.	Transmittees bound by prior notices	18
	DIVIDENDS AND OTHER DISTRIBUTIONS	18
48.	Procedure for declaring dividends	18
49.	Calculation of dividends	19
50.	Payment of dividends and other distributions	19
51.	Deductions from distributions in respect of sums owed to the company	20
52.	No interest on distributions	20
53.	Unclaimed distributions	20
54.	Non-cash distributions	21
55.	Waiver of distributions	21
	CAPITALISATION OF PROFITS	21
56.	Authority to capitalise and appropriation of capitalised sums	21
	PART 4 DECISION-MAKING BY MEMBERS	22
	ORGANISATION OF GENERAL MEETINGS	22
57.	Attendance and speaking at general meetings	22
58.	Quorum for general meetings	23
59.	Chairing general meetings	23
60.	Attendance and speaking by directors and non-members	23
61.	Adjournment	23
	VOTING AT GENERAL MEETINGS	24
62.	Voting: general	24
63.	Errors and disputes	24
64.	Poll votes	24
65.	Content of proxy notices	25
66.	Delivery of proxy notices	26
67.	Amendments to resolutions	26
68.	No voting of shares on which money owed to company	26
	APPLICATION OF RULES TO CLASS MEETINGS	26
69.	Class meetings	26
	PART 5 ADMINISTRATIVE ARRANGEMENTS	27
70.	Means of communication to be used	27
71.	When information deemed to have been received by the company	27
72.	Company seals	28
73.	No right to inspect accounts and other records	28
74.	Provision for employees on cessation of business	28

75.	Secretary	29
	DIRECTORS’ INDEMNITY AND INSURANCE	29
76.	Indemnity	29
77.	Insurance	29
	SCHEME OF ARRANGEMENT	30
78.	Scheme of Arrangement	30